UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           October 14, 2003

Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
Number)

41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

(864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On October 16, 2003, Safety Components International, Inc. issued a press release announcing the adjournment of its 2003 Annual Meeting of Shareholders, previously noticed for Tuesday, October 14, 2003, due to the absence of a quorum for the transaction of business, and indicating that a new date for the 2003 annual meeting will be established and announced hereafter.

Item 7. Exhibits

     (c) Exhibits

     The following exhibits filed as part of this Report:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 16, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Components International, Inc.

Date: October 16, 2003	By:	/s/ Brian Menezes
	Name: Its:	Brian Menezes Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 16, 2003.